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                                                                    EXHIBIT 10.3


                             STOCKHOLDERS AGREEMENT



                                      AMONG


                           INTELECT TECHNOLOGIES INC.,


                        TERAFORCE TECHNOLOGY CORPORATION,


                   SINGAPORE TECHNOLOGIES ELECTRONICS LIMITED,

                                       AND


                    THE ADDITIONAL STOCKHOLDERS NAMED HEREIN







                      DATED EFFECTIVE AS OF AUGUST 30, 2001





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                             STOCKHOLDERS AGREEMENT


         THIS STOCKHOLDERS AGREEMENT (this "Agreement") is entered into effective as of August 30, 2001, among Intelect Technologies Inc., a Delaware corporation (the "Company"), TeraForce Technology Corporation, a Delaware corporation ("TeraForce"), Singapore Technologies Electronics Limited, a Singapore corporation ("STE"), and the other stockholders named from time to time on the signature pages hereto.

         WHEREAS, the Company was duly formed under the laws of the State of Delaware on August 17, 2001; and

         WHEREAS, the Company issued 3,000 shares of Company Common Stock to TeraForce and 6,000 shares of Company Common Stock to STE;

         NOW, THEREFORE, for and in consideration of the mutual covenants and promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed that:

                                   ARTICLE 1.
                                  DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referenced to in this Article 1:

         "Additional Proportionate Share" means (i) with respect to Remaining Stockholders, the fraction, the numerator of which is the number of Shares held by the Remaining Stockholder (excluding Shares issuable upon conversion, exercise, or exchange of any other securities that have not been converted, exercised, or exchanged) and the denominator of which is the number of Shares held by all of the Remaining Stockholders (excluding Shares issuable upon conversion, exercise, or exchange of any other securities that have not been converted, exercised, or exchanged) electing to purchase Remaining Offered Shares.

         "Agreed Value" means the fair market value per share of the Shares as of the Company's most recently completed fiscal quarter preceding the date of the proposed Disposition of Shares pursuant to this Agreement. The Agreed Value of Shares shall be determined by agreement between the Person(s) who has an option or is obligated under this Agreement to purchase the Shares in question, on the one hand (referred to in this paragraph as "purchaser"), and the Stockholder and/or other Person from whom the purchaser has an option or is obligated to purchase the Shares, on the other hand (referred to in this paragraph as "seller"), or, if such agreement has not been reached by the 30th day after the date of the notice or other event that requires the determination of Agreed Value, then the seller and purchaser shall each select an independent investment banking firm within 10 days to determine the fair market value of the Shares. In the event that the independent investment banking firms selected by the seller and purchaser cannot agree on the fair market value of the Shares, then the two independent investment banking firms shall mutually select a third independent investment banking firm to determine the fair market value of the Shares, and the value selected by such independent investment banking firm shall be binding upon all of the parties hereto. Each such independent investment banking firm may use any customary method of determining fair market value. The cost of the independent investment banking firm selected by the seller shall be paid by the seller, the cost of the independent investment banking firm selected by the purchaser shall be paid by the purchaser, and the cost of the independent investment banking firm selected by the two independent investment banking firms appointed by each of the seller and the purchaser shall be paid one-half by the seller and one-half by the purchaser. Each party shall have the opportunity to present information to the investment banking firm regarding the fair market value of the Shares. In determining


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the Agreed Value, the independent investment banking firms shall not discount the Agreed Value, or take any deductions with respect thereto, due to (i) any restrictions on the transferability of the Shares as a result of this Agreement, the securities laws or otherwise, or (ii) the Shares representing a minority interest in the Company.

         "Agreement" is defined in the introductory paragraph to this Agreement.

         "Bankruptcy Law" is defined in Section 3.1(a)(iii).

         "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Common Stock" means the Common Stock, par value $0.01 per share, of the Company.

         "Community Property Event" means any event (including, without limitation, events relating to death or divorce or an event listed in clauses
(i) through (viii) of Section 3.1(a)) that involves only the Community Property Interest of any spouse of a Stockholder and results in the Community Property Stockholder no longer having full and exclusive voting and investment power with respect to such Community Property Stockholder's Shares.

         "Community Property Interest" means any community property interest in any Shares.

         "Community Property Stockholder" means the Stockholder sharing an interest in Shares related to a Community Property Interest.

         "Company" is defined in the introductory paragraph to this Agreement and includes all Subsidiaries of the Company, from time to time, unless the context otherwise requires.

         "Disposition" is defined in Article 2.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

         "Issuance Date" is defined in Article 10.

         "Issuance Notice" is defined in Article 10.

         "Legal Action" is defined in Section 11.3.

         "Offered Shares" is defined in Section 3.1(a).

         "Permitted Transfer" means (1) a Disposition by a Stockholder to which TeraForce and STE have consented in writing; provided, however, that the restrictions regarding transfer contained in this Agreement shall continue to be applicable to such Shares after any such transfer; and provided, further, that the transferees of such Shares shall execute an Addendum Agreement, or (2) a pledge or other encumbrance of Shares securing a loan so long as the pledgee agrees in writing prior to the execution of the pledge that upon any transfer to the pledgee of any Shares upon foreclosure or otherwise, such Shares and the pledgee thereof shall remain and become subject to the restrictions contained in this Agreement. A transfer to an affiliate of STE will be a Permitted Transfer.

         "Permitted Transferee" means a Person who acquires Shares pursuant to a Permitted Transfer.


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         "Person" means any natural person, corporation, limited partnership, limited liability company, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity.

         "Price" is defined in Article 10.

         "Proportionate Share" means (i) with respect to the Remaining Stockholders, the product of a fraction, the numerator of which is the number of Shares held by the Remaining Stockholder (excluding Shares issuable upon conversion, exercise, or exchange of any securities that have not been converted, exercised, or exchanged), and the denominator of which is the number of Shares held by all Remaining Stockholders (excluding Shares issuable upon conversion, exercise, or exchange of any securities that have not been converted, exercised or exchanged).

         "Remaining Offered Shares" means the Offered Shares that the Company and the Remaining Stockholders have not elected to purchase.

         "Remaining Stockholder" means all Stockholders other than the Selling Stockholder.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

         "Selling Stockholder" is defined in Section 3.1(a).

         "Stockholders" means, collectively, each of the original signatory parties to this Agreement who are holders of Shares; any transferee, successor or assigns of any such signatory party in interest or power with respect to any Shares owned beneficially now or in the future by any such signatory party; and any Person who may subsequently acquire any Shares; provided, that no successor or assignment shall be deemed to be permitted under this Agreement by virtue of this definition.

         "Shares" means any and all issued and outstanding shares of Common Stock, whether now owned or hereafter acquired.

         "Transfer Event" is defined in Section 3.1(a).

         "Transfer Event Notice" means a written notice setting forth in detail the circumstances of a Transfer Event under Section 3.1(a), including, without limitation, the name and address of the proposed purchaser, and the proposed purchase price, the form of consideration to be paid, the terms, the conditions of the sale, and a copy of the contract or court order, if any, with respect to the Transfer Event.


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                                   ARTICLE 2.
                           RESTRICTION ON DISPOSITION

         No Shares or interest therein, may be sold, assigned, transferred (whether or not for consideration), registered for transfer, given, donated, subjected to an option to purchase, or in any manner disposed of, or subjected to an agreement to do any of the foregoing (any of the foregoing hereby being referred to as a "Disposition") by any Stockholder, a Stockholder's spouse, if any, or any successor in interest thereof, other than pursuant to a Permitted Transfer or except in accordance with this Agreement. Subject to Section 11.5, any attempted Disposition, other than a Permitted Transfer or except in accordance with this Agreement, shall be void and ineffectual.

                                   ARTICLE 3.
                      RIGHT OF FIRST REFUSAL; FORCED SALE

         SECTION 3.1 RIGHT OF FIRST REFUSAL.

                  (a) Transfer Events; Notice. The following constitute a "Transfer Event":

                           (i) If any Stockholder shall attempt a Disposition of
                  any Shares or any interest therein, other than a Permitted Transfer or a Disposition in accordance with Section 3.2;

                           (ii) If any Stockholder shall make an assignment for
                  the benefit of creditors;

                           (iii) If any Stockholder shall file, or consent to
                  the filing of, a petition under any federal or state insolvency, bankruptcy, reorganization or similar law (collectively, "Bankruptcy Law") or petition for, or consent to, the taking of possession by a trustee, receiver or similar official of any of the Stockholder's assets;

                           (iv) If any Stockholder shall be adjudicated as
                  bankrupt or insolvent under any Bankruptcy Law by a judgment which has become final;

                           (v) If any Stockholder shall suffer an attachment,
                  sequestration, foreclosure, turnover order, writ of execution or garnishment or any other method of seizure to be levied against any Shares or any interest therein;

                           (vi) If any Stockholder shall have any Shares or any
                  interest therein, subjected to a Disposition in any other way whatsoever, other than a Permitted Transfer;

                           (vii) If any Stockholder shall die, such
                  Stockholder's Shares have not been devised to a Permitted Transferee and 60 days shall pass after the Stockholder's death (unless a shorter period of time is necessary to prevent a Disposition of the Stockholder's Shares to a Person other than a Permitted Transferee); or

                           (viii) A Community Property Event.

         In the event of a Transfer Event, the Stockholder whose Shares are involved in any Transfer Event (the "Selling Stockholder"), the Selling Stockholder's legal representative, the estate of said deceased Stockholder, or the Selling Stockholder's surviving spouse, shall within 10 business days of the date of such Transfer Event deliver to the Company a Transfer Event Notice.


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                  The Company shall promptly deliver copies of the Transfer
         Event Notice to the other Stockholders. Notice by the Company shall be deemed the Selling Stockholder's offer of the entire legal and beneficial interest in the Shares involved in the Transfer Event (the "Offered Shares") for sale to the Remaining Stockholders at the price and upon the terms and conditions set forth in this Section 3.1. If the Transfer Event Notice is not delivered to the Company, the Company, upon being advised of any such Transfer Event, shall prepare and send the Transfer Event Notice on the Company's own initiative (the Transfer Event Notice being deemed received by the Company on the date the Company delivers it), whereupon the Offered Shares shall be deemed so offered to the Remaining Stockholders, pursuant to this Section 3.1.

                  (b) Purchase Option of Stockholders. Each Remaining Stockholder shall have the option to purchase, on the terms provided herein, all or a portion of the number of Offered Shares equal to the product of the number of the Offered Shares multiplied by the Stockholder's Proportionate Share. A Remaining Stockholder desiring to exercise the option under this Section 3.1(b) shall give written notice thereof to the Selling Stockholder, such notice to be dated and sent no later than 30 days after the Remaining Stockholder's receipt of the Transfer Event Notice. Failure to so notify the Selling Stockholder shall be deemed a failure to exercise the option in this Section 3.1(b). In addition, if any Remaining Stockholder fails or is deemed to fail to exercise the option to purchase his Proportionate Share of the Offered Shares, then each of the Remaining Stockholders who has elected to purchase his Proportionate Share of the Offered Shares may elect to purchase a number of the Remaining Offered Shares equal to the product of the number of Remaining Offered Shares multiplied by the Stockholder's Additional Proportionate Share; provided, that the Remaining Stockholder so elects in his notice to the Selling Stockholder under this Section 3.1(b). Subject to other provisions of this Section 3.1, such purchases shall take place at a closing held within 30 days after the expiration of the Remaining Stockholder's option pursuant to this Section 3.1(b).

                  (c) Disposition to Third Party. If all of such Offered Shares are not purchased pursuant to Section 3.1, then no Offered Shares may be purchased by the Stockholders or the Remaining Stockholders pursuant to Section 3.1, and the Selling Stockholder may retain the Offered Shares or, subject to Section 3.2, make a Disposition of all (but not less than all) of the Offered Shares to any transferee named in the Transfer Event Notice within but not later than 90 days after the date on which the option in Section 3.1(b) expires. The Offered Shares must be disposed of at the same or higher price and upon substantially the same terms and conditions to the transferee as those contained in the Transfer Event Notice. If the price, terms, or conditions are to vary substantially or the Disposition is to occur after the 90-day period, then the Selling Stockholder's right to make a Disposition of any of the Shares pursuant to this Section 3.1 shall terminate, and the terms of this Section 3.1 shall again become effective.

                  (d) Purchase Price; Form of Payment. The purchase price per Offered Share shall be (i) in the case of a proposed Disposition involving a voluntary sale to a transferee, the price to be paid per Offered Share by the transferee, payable in cash, provided, that, if the consideration offered by the third-party transferee is not cash, the cash price per Offered Share shall equal the fair market value (as determined by an independent investment banker) of the consideration described in the Transfer Event Notice or (ii) in the case of any other proposed Disposition, the lower of (a) the price set by a court order, if applicable, or (b) the Agreed Value, payable in either case in the form of cash.

                  (e) Closing. The closing of the purchase of any Offered Shares pursuant to this Section 3.1 shall take place on the date determined in accordance with this Agreement or on such other date and at a place and time as is mutually agreed upon in writing by the purchasers and the Selling Stockholder. At the closing, the Selling Stockholder (or his or her legal representative)


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         shall deliver to the purchasers the certificates representing the
         Shares to be transferred, duly endorsed with any required transfer stamps affixed and any required transfer taxes paid, by the Selling Stockholder, free and clear of any liens, claims or encumbrances (other than the restrictions imposed by this Agreement), against delivery of the purchase price.

         SECTION 3.2 FORCED SALE. If STE shall receive a bona fide offer (the "Total Offer") from a third party to purchase all (but not less than all) of the shares of Common Stock then issued and outstanding (but not limited to the shares of Common Stock then owned by STE only), which STE is willing to accept, STE shall have the option, by giving each of the Stockholders (other than STE) notice (the "Drag Along Notice"), to require that each of the Stockholders (other than STE) shall have the obligation to sell to the third party all (but not less than all) the shares of Common Stock then owned by each such Stockholder for the same price per share and on the same terms and conditions as are proposed by the third party in the Total Offer to STE.

                                   ARTICLE 4.
                               SUPERMAJORITY VOTE

         The following decisions shall require the affirmative vote of the holders of 75% of the Shares then outstanding and entitled to vote:

         (i) the amendment, alteration or repeal of the Company's Certificate of Incorporation or Bylaws, other than an amendment to the Certificate of Incorporation to increase the authorized number of shares of common stock from 10,000 to 50,000;

         (ii) the merger or consolidation of the Company with or into any other entity or similar business combination;

         (iii) the incurrence of indebtedness or the pledge of any of the Company's assets to secure indebtedness;

         (iv) the sale or lease of all or substantially all of the Company's assets (excluding inventory sold in the ordinary course of business) in one or a series of transactions; or

         (v) the reorganization, recapitalization, restructuring or similar transaction of the Company.

                                   ARTICLE 5.
                                     LEGEND

         The following legend shall be placed on all certificates representing
Shares:

         "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, GIFT, ENCUMBRANCE, OR OTHER DISPOSITION AND THE VOTING RIGHTS OF THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS, TERMS, AND CONDITIONS, CONTAINED IN A STOCKHOLDERS AGREEMENT DATED AS OF AUGUST 28, 2001. A COPY OF THAT AGREEMENT MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR ITS REGISTERED OFFICE."

         All Shares owned by the Stockholders or the spouses of the Stockholders, whether outstanding at the date hereof or hereafter issued, shall be subject to the terms of this Agreement and shall be represented by a certificate or certificates bearing the foregoing legend.


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                                   ARTICLE 6.
                                REPRESENTATIONS

         SECTION 6.1 STOCKHOLDER REPRESENTATIONS AND COVENANTS. Each Stockholder individually represents as of the date hereof that such Stockholder owns the number of Shares set forth opposite such Stockholder's name on Exhibit A, free from any liens, claims or encumbrances whatsoever other than the restrictions imposed by this Agreement.

         SECTION 6.2 SPOUSE REPRESENTATIONS. Each spouse of a Stockholder individually is bound by, and such spouse's interest, if any, in any Shares is subject to, the terms of this Agreement. Nothing in this Agreement shall create a community property interest where none otherwise exists. Each spouse of a Stockholder individually acknowledges that he or she is benefited by this Agreement and that the mutual obligations contained in this Agreement constitute adequate consideration for entering into this Agreement.

                                   ARTICLE 7.
                                  TERMINATION

         This Agreement shall automatically terminate upon the occurrence of any of the following events:

                  (a) The Disposition of all of the Shares of any Stockholder in accordance with this Agreement, but only as to such Stockholder and not the Shares;

                  (b) The complete liquidation of the Company; or

                  (c) The consummation of a registered public offering of the Shares underwritten by a nationally or regionally recognized investment banking firm that generates offering proceeds to the Company of at least $25 million.

                                   ARTICLE 8.
                                NEW STOCKHOLDERS

         Other than in respect of options and shares of Common Stock issuable under any employee stock option plan or similar plan adopted by the Company, it shall be a condition to the issuance by the Company, or the transfer of Shares in accordance with this Agreement, of Shares to a person or entity other than an existing Stockholder that the recipient of such shares or securities and such recipient's spouse, if any, shall become a signatory to this Agreement by an Addendum Agreement with the blanks appropriately completed. The Company is hereby granted authority and a limited power-of-attorney to execute the Addendum Agreement for new Stockholders on behalf of the Stockholders.

                                   ARTICLE 9.
                             MANAGEMENT AND CONTROL

         SECTION 9.1 BOARD OF DIRECTORS. The Company's board of directors shall be initially composed of two (2) directors. In accordance with the Bylaws, and as soon as practicable following the formation of the Company, each Stockholder will cause its respective designee to the board of directors to (i) increase the size of the board of directors to five (5) persons; (ii) elect two additional designees of STE to the board of directors; and (iii) elect one additional designee of TeraForce to the board of directors.


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         SECTION 9.2 ELECTION OF DIRECTORS BY STE.

                  (a) STE shall have the right to appoint three (3) members of the Company's board of directors and shall have the right to appoint the Chairman of the Board. TeraForce hereby agrees to vote its Shares in favor of the persons STE nominates for membership on the board of directors.

                  (b) A director elected by STE pursuant to this Article 9 shall serve until his successor is duly elected and qualified or until his removal. Such a director may be removed without cause at any time by action, and only by such action, of STE. If the office of a director elected by STE pursuant to this Article 9 becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, such vacancy may be filled by the action, and only by such action, of STE.

                  (c) STE shall have the right to nominate key appointment holders in the Company, including but not limited to the Chief Executive Officer.

         SECTION 9.3 ELECTION OF DIRECTORS BY TERAFORCE.

                  (a) TeraForce shall have the right to appoint two (2) members of the Company's Board of Directors. STE hereby agrees to vote its Shares in favor of the persons STE nominates for membership on the board of directors.

                  (b) A director elected by TeraForce pursuant to this Article 9 shall serve until his successor is duly elected and qualified or until his removal. Such a director may be removed without cause at any time by action, and only by such action, of TeraForce. If the office of a director elected by TeraForce pursuant to this Article 9 becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, such vacancy may be filled by the action, and only by such action, of TeraForce.

                                   ARTICLE 10.
                               MAINTENANCE RIGHTS

         SECTION 10.1 MAINTENANCE RIGHTS. The Stockholders shall have the right (which may be exercised in whole or in part) to purchase their respective proportionate share of any additional capital stock issued by the Company, at the same Price and on the same terms as the capital stock to be sold by the Company. The number of shares or other units of capital stock the Stockholders shall have a right to acquire pursuant to this Article 10 shall be based upon the proportion of the total outstanding shares of Common Stock which is owned by each Stockholder. Stockholders who elect to exercise their right in full to purchase the Offered Shares shall also have the right (which may be exercised in whole or in part) to purchase their respective proportionate share of the stock that was offered but not purchased by the other Stockholders. The Company shall notify the Stockholders in writing (an "Issuance Notice") at least 10 business days prior to the issuance of any capital stock. Each Issuance Notice shall set forth the capital stock proposed to be issued and sold, the Price to be paid for such capital stock and the proposed date of issuance (the "Issuance Date"). The Stockholders shall notify the Company prior to the Issuance Date if they elect to exercise their right to purchase capital stock and if they make such an election, shall make payment in cash for the capital stock by certified check or wire transfer prior to the Issuance Date. Upon receipt of such payment by the Company, the Stockholders shall be deemed for all purposes to be the owner of such shares of capital stock, and the Company shall cause certificates representing such capital stock to be issued to the Stockholders as soon as practicable. Any Offered Shares not purchased by the Stockholders may then be offered by the Company to outside investors on the same terms offered to the Stockholders. The Company may sell capital stock described in an Issuance Notice, during a period not to exceed 90 days after the receipt of the Stockholders of the Issuance Notice. Thereafter, any issuance by the Company must again be preceded by an offer to the Stockholders.


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         As used herein, the "Price" at which capital stock is to be issued by the Company shall be (i) in the case of cash consideration paid for such capital stock, the amount of such cash consideration and (ii) in the case of noncash consideration, the fair market value of such consideration, as determined in good faith by the members of the board of directors of the Company.

         SECTION 10.2 EXCEPTIONS. Notwithstanding the foregoing, the rights created by this Article 10 shall not apply to any issuance of capital stock (i) pursuant to any thrift plan, stock purchase plan, stock bonus plan, stock option plan, employee stock ownership plan or other incentive or profit sharing arrangement for the benefit of employees or non-employee directors of the Company or its subsidiaries, (ii) in connection with any stock split or a dividend or distribution of shares of Common Stock to all of the holders thereof, or (iii) pursuant to any transaction registered under the Securities Act.

         SECTION 10.3 TERMINATION OF MAINTENANCE RIGHTS. The provisions of this
Article 10 and the rights granted hereunder shall terminate upon the date of the consummation of a registered public offering of the Shares underwritten by a nationally or regionally recognized investment banking firm that generates offering proceeds to the Company of at least $25 million.

                                   ARTICLE 11.
                                  MISCELLANEOUS

         SECTION 11.1 SIMULTANEOUS DEATH. If a Stockholder and his or her spouse reside in a state with community property laws and both suffer a common accident or casualty which results in their respective deaths within 60 days of each other, it shall be conclusively presumed, for the purpose of this Agreement, that the Stockholder died first and his or her spouse died thereafter.

         SECTION 11.2 BINDING EFFECT. This Agreement shall be binding upon the parties hereto, their heirs, administrators, executors, successors and assigns. The obligations of the Stockholders under this Agreement shall be binding upon any person or entity (other than the Company) acquiring any Shares, regardless of how acquired from a Stockholder.

         SECTION 11.3 ATTORNEYS' FEES. If any Stockholder unsuccessfully challenges the operation of this Agreement by commencing a suit or proceeding in any court ("Legal Action"), or the Company or any Stockholder successfully resorts to Legal Action to enforce this Agreement against a Stockholder, then the unsuccessful parties shall pay all reasonable legal fees of all other parties to such Legal Action.

         SECTION 11.4 SPECIFIC PERFORMANCE. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

         SECTION 11.5 TRANSFERS IN VIOLATION OF AGREEMENT. Any transfer or attempted transfer of any Shares not in full compliance with the terms of this Agreement shall be null and void, and the Company shall not record such transfer on its books or treat any purported transferee of such Shares as the owner of such Shares for any purpose. Notwithstanding the preceding, the Company, at any time prior to the expiration of six months after the Company receives written notice of such transfer, may purchase any improperly transferred Shares at a price and in all respects as if notice of the proposed transfer had been timely given as provided herein instead of treating the transfer as void. In enforcing such rights, the Company may hold and refuse to transfer any Shares or any certificate therefor presented to it for transfer, in addition to, and without prejudice to, any and all other rights or remedies that may be available to it.

         SECTION 11.6 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by certified or registered mail, postage prepaid with return receipt


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requested, telecopy (with hardcopy delivered by overnight courier service), or delivered by hand, messenger or overnight courier service, and shall be deemed given when received at the addresses of the parties set forth below, or at such other address furnished in writing to the other parties hereto.

                  Company:          Intelect Technologies Inc.
                                    1225 Commerce Drive
                                    Richardson, Texas 75081
                                    Attn: Chief Executive Officer
                                    Fax:  (972) 367-2200

                  TeraForce:        TeraForce Technology Corporation
                                    1240 E. Campbell Road
                                    Richardson, Texas 75081
                                    Attn: Robert P. Capps
                                    Telecopy: (469) 330-4972

                  with a copy to:   Haynes and Boone, LLP
                                    1600 N. Collins, Suite 2000
                                    Richardson, Texas 75080
                                    Attn: William L. Boeing
                                    Telecopy: (972) 680-7551

                  STE: Singapore Technologies Electronics Limited 24 Ang Mo Kio Street 65
                                    Singapore 569061
                                    Attn:  Ng Kim Hock
                                    Fax:  (65) 4848840
                                    Fax:  (214) 902-0938

         SECTION 11.7 ENTIRE AGREEMENT; COUNTERPARTS. This Agreement (including the Exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written agreements between the parties. This Agreement may not be modified, amended or otherwise changed in any manner except by a writing executed by the Company and all Stockholders that are a party to this Agreement. This Agreement may be executed in a number of identical counterparts (including counterparts or signature pages executed and transmitted by telecopy) with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument.

         SECTION 11.8 WAIVER. The waiver by one party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision by the other party. Either party hereto may waive the benefit of any provision or condition for its benefit contained in this Agreement.

         SECTION 11.9 GOVERNING LAW. THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE LAWS OF THE STATE OF TEXAS APPLICABLE TO AN AGREEMENT EXECUTED, DELIVERED AND PERFORMED IN SUCH STATE. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Northern District of Texas and, if such court does not have jurisdiction, of the courts of the State of Texas in Dallas County, for the purposes of any action arising out of this Agreement, or the subject matter hereof or thereof brought by any other party.

         SECTION 11.10 REFORMATION; SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be reformed to best effectuate the intent of the parties and permit enforcement thereof, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If such provision is not capable of reformation, it shall be severed from this agreement and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 11.11 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. References to "Sections" herein are references to Sections of this Agreement. The words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                                    * * * * *

EXECUTED as of the date first stated above.

                                    INTELECT TECHNOLOGIES INC.


                                    By:  /s/ Darly G. Lewellyn
                                       -----------------------
                                    Name:    Daryl G. Lewellyn
                                    Title:   President and Secretary


                                    TERAFORCE TECHNOLOGY CORPORATION


                                    By:  /s/ Robert P.Capps
                                       --------------------
                                    Name:    Robert P. Capps
                                    Title:   Executive Vice President and Chief
                                             Financial Officer


                                    SINGAPORE TECHNOLOGIES ELECTRONICS LIMITED


                                    By:  /s/ Ng Kim Hock
                                       -----------------
                                    Name:    Ng Kim Hock
                                    Title:   Vice President (USA Operations)